UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2021

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Lemon Avenue
111 West Lemon Avenue Monrovia, California	91016
(Address of principal executive offices)	(Zip Code)

(626) 305-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of June 30, 2021, Xencor, Inc. (the “Company”) entered into a Lease (the “Lease”), with Angelo Gordon Real Estate, Inc. (the “Landlord”) relating to approximately 129,543 rentable square feet, for laboratory and office space, located at 465 North Halstead Street, Pasadena, California (the “Premises”). The Company intends to move its corporate headquarters to the Premises in the second half of 2022. The term of the Lease will become effective in two phases. The first phase of the Lease term commences on July 1, 2022 and encompasses approximately 83,083 square feet (“Phase 1 Premises”). The second phase of the Lease term commences no later than September 30, 2026 and encompasses an additional approximately 46,460 square feet (“Phase 2 Premises”). The term of the Lease is 13 years from the July 1, 2022 commencement date.

The Company received delivery of the Premises on July 1, 2021 and is scheduled to complete construction of office, laboratory, and related improvements in 2022. Under the terms of the Lease, the Landlord is providing an improvement allowance up to $17,032,015.00 in connection with the Phase 1 building improvements. The Company is obligated to pay the Landlord an initial base monthly rent of $386,336.95, or $4.65 per square foot for the Phase I Premises. The monthly base rent will increase annually by approximately three percent of the then-current base rent. Upon the rent commencement date for the Phase 2 Premises, the base rent for such additional space will commence at the same per-square foot rate as the then applicable rate for the Phase 1 Premises, increased to reflect the additional space of the Phase 2 Premises and subject to the same rate of annual increases in base rent. The Company is entitled to an additional improvement allowance of up to $3,252,000.00 in connection with building improvements constructed in the Phase 2 Premises. No base rent will be due from July 1, 2022 through October 31, 2022. The Company will also be responsible for its proportional share of operating expenses, tax expenses and utility costs, each as defined in the Lease, associated with the ownership, operation, maintenance, and repair of the Premises, subject to certain exclusions provided in the Lease.

The foregoing description of the material terms of the Lease does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021.

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary

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